Exhibit 10.4

Corporate
Millennium Way West
Phoenix Centre
Nottingham
NG8 6AW
R.Smith Esq. 4 Skegby Hall Gardens Skegby Sutton-in-Ashfield Nottinghamshire NG17 3FX	UK T: +44 (0) 115 979 6300 F: +44 (0) 115 975 0600 www.multlpkg.com

Dear Rick,

RE: Amendment to your employment agreement dated 30 September 2014 (your “Employment Agreement”)

As discussed with you, we agree to make the following changes to your Employment Agreement with immediate effect:

1)	extend the Validity Period (as defined and referred to in your Employment Agreement) so that it will now terminate on 30 June 2015;

2)	your new title will be “Executive Vice President, Asia, Corporate Development and Technical Services”; and

3)	you will now report to Marc Shore.

All other terms set out is or referred to in your Employment Agreement remain unaffected by the terms of this letter.

Please do not hesitate to contact me if you have any queries regarding the above. Otherwise, please sign and date the duplicate of this letter attached and return it to me to confirm your agreement to the amendments of your Employment Agreement set out in this letter.

Your sincerely,

/s/ Mike Cheetham

I, Rick Smith, confirm that I have read and understood the terms of the letter and agree to the amendments to my Employment Agreement set out in this letter.

/s/ Rick Smith	11/12/2014

Signature	Date